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                                                                    EXHIBIT 5(c)

                        [Letterhead of Bingham Dana LLP]

                                 April 23, 1999

American Airlines, Inc.
P.O. Box 619616
Dallas/Fort Worth Airport
Texas  75261-9616

         RE:      PASS THROUGH CERTIFICATES - SHELF REGISTRATION

Ladies and Gentlemen:

         We are acting as special Connecticut counsel to State Street Bank and Trust Company of Connecticut, National Association, individually ("STATE STREET"), and as Pass Through Trustee (the "PASS THROUGH TRUSTEE") under a Pass Through Trust Agreement (the "AGREEMENT") to be entered into between American Airlines, Inc. (the "COMPANY") and the Pass Through Trustee. Pursuant to the Agreement and one or more supplemental agreements to be entered into from time to time between the Company and the Pass Through Trustee, the Pass Through Trustee will execute, authenticate and deliver, upon the Company's request, Pass Through Certificates in one or more series in an aggregate principal amount of up to $1,250,000,000.00 ("PASS THROUGH CERTIFICATES") to be registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 ACT"), under the Company's Registration Statement on Form S-3, as amended (Registration No. 333-74937) (the "REGISTRATION Statement"). Except as otherwise defined herein, terms used herein shall have the meanings set forth in the Agreement.

         Our representation of the Pass Through Trustee has been as special counsel for the purposes stated above. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied entirely upon (i) the representations of the parties set forth in the Agreement and (ii) certificates delivered to us by the management of State Street and have assumed, without independent inquiry, the accuracy of those representations and certificates.

         We have examined the Agreement, the Pass Through Certificates, the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of other such records, documents, certificates, or other instruments as we have deemed necessary or advisable for the purposes of this opinion.


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         We have also examined that certain Certificate of the Comptroller of the Currency relating to State Street. With respect to the authority of State Street to transact the business of banking and exercise trust powers, our opinion relies upon and is limited by such Certificate of the Comptroller of the Currency.

         We have assumed the genuineness of all signatures (other than those on behalf of State Street and the Pass Through Trustee), the conformity to the originals of all documents reviewed by us as copies, and the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document (other than on behalf of State Street and the Pass Through Trustee).

         Subject to the limitation set forth below, we have made such examination of law as we have deemed necessary for the purposes of this opinion. The opinions expressed in paragraphs 1, 2 and 3 below are limited solely to the internal substantive laws of the State of Connecticut and the federal laws of the United States of America as applied by courts located in Connecticut and, solely with respect to the validity, binding nature and enforceability of the Agreement and the validity of the Certificates, the laws of the State of New York. Insofar as the opinions expressed herein below involve the laws of the State of New York, we have relied with your permission solely upon the opinion of even date herewith of Debevoise & Plimpton, special counsel to the company, and the opinions set forth herein are subject to each of the assumptions, exceptions, qualifications and limitations contained in such opinion letter. The opinions expressed in paragraph 4 below are limited solely to the internal substantive laws of the State of Connecticut as applied by courts located in Connecticut. We express no opinion as to the laws of any other jurisdiction. No opinion is given herein as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Agreement. No opinion is expressed herein as to the application or effect of federal securities laws or as to the securities or so-called "Blue Sky" laws of any state or other jurisdiction.

         Our opinion is further subject to the following exceptions, qualifications and assumptions:

                  (a) We have assumed without any independent investigation that
         (i) the Company, at all times relevant to the opinions given herein, is validly existing and in good standing under the laws of the jurisdiction in which it is organized, and is qualified to do business and in good standing under the laws of each jurisdiction where such qualification is required generally or necessary in order for the Company to enforce its rights under the Agreement, and (ii) the Company, at all times relevant to the opinions given herein, had and has the full power, authority and legal right under its certificate of incorporation, by-laws, and other




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         governing organizational documents, and the applicable corporate, or other enterprise legislation and other applicable laws, as the case may be, to execute, and to perform its obligations under, the Agreement, and (iii) the Company will have duly executed and delivered the Agreement and delivery of the Agreement and the transactions contemplated thereby will have been duly authorized by proper corporate or other organizational proceedings as to the Company.

                  (b) We have assumed without any independent investigation (i) that, when executed and delivered by the Company, the Agreement will be a valid, binding and enforceable obligation of the Company, and (ii) that, when executed and delivered by State Street or the Pass Through Trustee, as the case may be, the Agreement will be a valid, binding and enforceable obligation of State Street or the Pass Through Trustee, as applicable, to the extent that laws other than those of the State of Connecticut are relevant thereto (other than the laws of the United States of America, but only to the limited extent the same may be applicable to State Street or the Pass Through Trustee, as applicable, and relevant to our opinions expressed below).

                  (c) The enforcement of any obligations of State Street, as applicable, under the Agreement may be limited (i) by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally, and (ii) as relates to State Street or the Pass Through Trustee, by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of State Street or the Pass Through Trustee, as applicable, under the Agreement.

                  (d) We express no opinion as the availability of any specific or equitable relief of any kind.

                  (e) The enforcement of any rights under the Agreement or in respect of the Pass Through Certificates may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (f) We express no opinion as to the enforceability of any particular provision of the Agreement relating to (i) waivers of rights to object to jurisdiction or venue, or consents to jurisdiction or venue, (ii) waivers of rights to (or methods of) service of process, or rights to trial by jury, or other rights or benefits bestowed by operation of law, (iii) waivers



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         of any applicable defenses, setoffs, recoupments, or counterclaims,
         (iv) the grant of powers of attorney to any person or entity, (v) exculpation or exoneration clauses, indemnity clauses, and clauses relating to releases or waivers of unmatured claims or rights, (vi) the imposition or collection of interest on overdue interest or providing for a penalty rate of interest or late charges on overdue or defaulted obligations, or the payment of any premium, liquidated damages, or other amount which may be held by any court to be a "penalty" or a "forfeiture," or (vii) so-called "usury savings clauses" purporting to specify methods of (or otherwise assure) compliance with usury laws or other similar laws of any jurisdiction.

                  (g) We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

                  (h) No opinion is given herein as to the effect of usury laws (or other similar laws) of any jurisdiction with respect to the Agreement.

         This opinion is rendered solely for the benefit of those institutions listed as addressees hereto and their successors and assigns in connection with the transactions contemplated by the Agreement and may not be used or relied upon by any other person or for any other purpose, except that Anne H. McNamara, Esq., Senior Vice President and General Counsel of the Company, and Debevoise & Plimpton may rely hereon solely for the purposes of rendering their opinions dated the date hereof.

         Based on and subject to the foregoing, we are of the opinion that:

         1. State Street is a national banking association, validly formed and existing and authorized to operate as a national bank under the laws of the United States and, in its individual capacity or as Pass Through Trustee, as the case may be, has the requisite corporate and trust power and authority to execute, deliver and perform its obligations under the Agreement, the supplements contemplated thereby and the Pass Through Certificates, and to execute, authenticate, issue and deliver the Pass Through Certificates.

         2. With respect to the Pass Through Certificates, when (a) supplemental agreements contemplated by the Agreement shall have been prepared in accordance with the terms of the Agreement, (b) the Agreement and such supplemental agreements shall have been duly authorized, executed and delivered by the Company and the Pass Through Trustee in accordance with the terms and conditions of the Agreement, and (c) the Pass Through Certificates shall have been duly executed, authenticated, issued and delivered by the Pass Through Trustee and sold as contemplated by each of the



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Registration Statement, the Prospectus and the Agreement as so supplemented, assuming that the terms of the Pass Through Certificates are in compliance with then applicable law, (i) the Agreement, as so supplemented will constitute a valid and binding obligation of the Pass Through Trustee enforceable against the Pass Through Trustee in accordance with its terms, and (ii) the Pass Through Certificates will be validly issued and will be entitled to the benefits of the Agreement as so supplemented.

         3. The execution and delivery of the Agreement has been duly authorized by the Pass Through Trustee.

         4. The discussion in the Prospectus forming part of the Registration Statement entitled "Certain Connecticut Taxes," insofar as it relates to statements of law or legal conclusions, is correct in all material respects.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement, and to the reference to us under the caption "Certain Connecticut Taxes," in the prospectus and in any subsequently filed prospectus supplements. In giving this consent, we do not thereby admit that we are in the category of person whose consent is required under Section 7 of the 1933 Act or the Rules and Regulations of the Securities and Exchange Commission.


                                              Very truly yours,

                                              /s/  BINGHAM DANA LLP

                                              BINGHAM DANA LLP